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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48863) pertaining to the IAC/InterActiveCorp Retirement Savings Plan of our report dated June 22, 2006, with respect to the financial statements and schedules of the IAC/InterActiveCorp Retirement Savings Plan (formerly InterActiveCorp Retirement Savings Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                                                        /s/ Ernst & Young LLP

NEW YORK, NEW YORK
JUNE 22, 2006

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Consent of Independent Registered Public Accounting Firm